UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2023 (May 8, 2023)

VERANO HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

British Columbia	000-56342	98-1583243
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 North Dearborn Street, 4th Floor,

Chicago, Illinois

(Address of Principal Executive Offices)

60654

(Zip Code)

(312) 265-0730

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On May 30, 2023 the Compensation Committee of the Board of Directors of Verano Holdings Corp. (the “Company”) (a) ratified and confirmed an Annual Bonus Plan, effective as of May 8, 2023, that was previously approved and recommended to the Board of Directors by the Compensation Committee and approved by the Board of Directors (the “Bonus Plan”), (b) established the Company-wide performance metrics under the Bonus Plan for the 2023 fiscal year, and (c) set the range of bonus payouts based on the level of achievement of performance metrics. The purpose of the Bonus Plan is to motivate and reward eligible employees by making a portion of their compensation dependent on the achievement of certain goals, which may include but are not limited to corporate, business unit and individual performance goals. Employees who are considered for participation in the Bonus Plan are the salaried employees of the Company and its subsidiaries, including the Company’s senior executive officers.

For 2023, the goals are based on Company-wide financial metrics and applicable business unit performance. The Company-wide performance goals for 2023 are comprised of financial targets for (i) revenue, (ii) adjusted earnings before interest taxes depreciation and amortization and (iii) free cash flow. Individual performance goals for 2023 are comprised of performance targets set specifically for such individual’s applicable business unit within the Company.

For 2023, the target award under the Bonus Plan to a participant is expressed as a percentage of such participant’s base salary. The percentage is determined by bands of salary levels with a maximum target of 50% of base salary. If all goals are met 100%, then the annual bonus amount would equal the participant’s target percentage of base salary. If goals are exceeded, the target amount will be increased up to a maximum cap of 150% of such target bonus amount. If goals fall short but above a minimum threshold, such target bonus amount could be reduced by 50%. In certain limited circumstances, such as offers of employment and employment agreements, the target award may be expressed as a dollar amount or prorated. Annual bonuses based on 2023 performance goals will be determined and paid in 2024.

The Company’s principal executive officer, George Archos, principal financial officer, Brett Summerer and other two named executive officers, Darren Weiss and John Tipton, are participants in the Bonus Plan with annual bonus targets for 2023 set at 50% of such officer’s base salary. Such officers could receive bonuses of up to 150% of such target amount and less than such target amount, depending on the level of achievement of the goals applicable to such officer.

The Bonus Plan will be administered by the Compensation Committee, and to the extent permitted by law and the rules and regulations of any applicable securities regulators or securities exchange, the Compensation Committee may delegate all or part of its authority and powers under the Bonus Plan to one or more directors or officers of the Company, other than the final approval of the achievement of the Company-wide performance goals. The Board retains the right to modify, amend or terminate the Bonus Plan at any time.

The description of the Bonus Plan is not complete and is qualified in its entirety by reference to the full text of the Bonus Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Annual Bonus Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERANO HOLDINGS CORP.

Date: June 5, 2023	By:	/s/ Darren Weiss
	Name:	Darren Weiss
	Title:	Chief Operating Officer, Chief Legal Officer, General Counsel & Secretary